Exhibit 5.1

Stradley Ronon Stevens & Young, LLP

Telephone  215.564.8000

Fax  215.564.8120

www.stradley.com

June 17, 2010

Customers 1st Bancorp, Inc.
99 Bridge Street

Phoenixville, Pennsylvania 19460

Re:  Registration Statement on Form S-1 of Customers 1st Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Customers 1st Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-166225) (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of 5,767,974 shares of Common Stock, par value $1.00 per share, and 1,544,165 shares of Class B Non-Voting Common Stock, par value $1.00 per share (collectively, the “Shares”), in connection with the reorganization of New Century Bank as contemplated by that form of Plan of Merger and Reorganization, by and among New Century Bank d/b/a Customers 1st Bank, New Century Interim Bank and the Company (the “Plan of Merger”).

We have examined copies of the Registration Statement, including the prospectus-proxy statement (“Prospectus”) constituting a part of the Registration Statement, the Plan of Merger, the Company’s Articles of Incorporation, filed as Exhibit 3.1 to the Registration Statement, the Company’s Bylaws, filed as Exhibit 3.2 to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

Philadelphia, PA ● Malvern, PA ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC

A Pennsylvania Limited Liability Partnership

Customers 1st Bancorp, Inc.
June 17, 2010

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

This opinion letter is given only with respect to laws and regulations presently in effect.  We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares have been issued and delivered against payment therefor, as described in the Registration Statement and the Prospectus, and in accordance with the terms and conditions set forth in the Plan of Merger, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Plan of Merger.   In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, STRADLEY RONON STEVENS & YOUNG, LLP /s/ Stradley Ronon Stevens & Young, LLP